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                                                                  EXHIBIT 10.23


                                   AGREEMENT


THIS AGREEMENT MADE THIS 1ST DAY OF APRIL, 1999 BY AND BETWEEN BIOSHIELD TECHNOLOGIES, INC. ("THE CLIENT"), 4405 INTERNATIONAL BOULEVARD, SUITE B-109, NORCROSS GEORGIA 30093 AND JOHN T. ADAMS, 1523 WYNFIELD TRACE NW, NORCROSS, GEORGIA 30092, ("THE CONSULTANT").

WHEREAS The Client is in the business of manufacturing, marketing and selling proprietary and non-proprietary antimicrobial, and similar chemicals, desires the services performed by the Consultant; and

WHEREAS The Consultant seeks to provide its professional services to the Client in accordance with the terms and conditions set forth in this Agreement.

Now, THEREFORE, in consideration of the mutual premises set forth herein, The Client and the Consultant hereby agrees as follows:

                                  I. SERVICES

The Consultant will provide professional services, counsel, advice and representation to The Client as follows:

a. Participate in the development of the annual and long-term plan for Bioshield.
b. Provide and develop market strategy for Bioshield branded and private label products including industry models and forecasts.
c. Describe product and market concepts appropriate to the core business, technology and business requirements of the Client.
d. Offer strategic and long-range business, marketing and sales planning, counsel and direction.
e.       As needed, prepare formal, flexible business and marketing plans.

                             II. TERM OF AGREEMENT

The Client and The Consultant agree to an initial term of (3) three months, automatically renewable on at least the same terms and conditions for at least an additional three months, unless terminated by either party for cause, with
(30) thirty days notice, one to the other, in writing, by certified mail.

                               III. PLACE OF WORK

Although The Consultant services shall be performed at The Consultant's facilities, The Consultant will travel both to The Client's facility and to other places designated as appropriate in the opinion of The Consultant to perform its professional role pursuant to this Agreement.

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                             IV. TIME TO BE DEVOTED

The Consultant will devote 100% of his professional time to perform under this Agreement. The services, time and performance of the Consultant are all entirely the sole judgment of The Consultant.

                                V. COMPENSATION

The Consultant will be retained by The Client in the amount of $3000 per month, commencing April 12, 1999, continuing for an uninterrupted period of at least
(3) three months. Payment is due and payable on or before the first (1st) of the month following invoices (or against blanket invoice). Plus 4,000 options exercisable at price to be discounted to market by $17,000 per month as per the Company Stock Incentive Plan dated December 1997.

The Client will reimburse The Consultant for expenses, such as travel and other ancillary expense items in pursuit of the relationship. Reimbursement will be made to The Consultant within five (5) working days of The Consultant's submission of the formal expense report.

                          VI. STATUS OF THE CONSULTANT

The Consultant will perform the services to eb rendered by it under the Agreement as an independent contractor, and no individual associated with The Consultant will be considered an employee of The Client for any purpose.
All IRS reporting will utilize From 1099.

                                VII. INFORMATION

The Client will provide to The Consultant information and access to such of the Client's offices, employees and representatives as The Consultant shall reasonably request to perform under this Agreement. All information so obtained by the Consultant will be maintained in full confidence during and after the term of this Agreement, except such information as the Client agrees may be disclosed, such information disclosed to the public, other than through a breach of this Agreement and such information as The Consultant is required by law to disclose.

                             VIII. INDEMNIFICATION

The Client shall indemnify The Consultant and hold The Consultant harmless from and against and all claims, liability, loss cost, damage or exposure (including reasonable attorney fees) asserted against or incurred by reason of, based upon, in connection with or in any way related to this Agreement or the other services performed or alleged to have been performed hereunder.

                  IX. UTILIZATION OF PROPRIETARY CONTRIBUTIONS

All services and contributions made by The Consultant to The Client in the capacity as Consultant, under the terms of this Agreement, may be fully utilized by The Client. In the event that such contributions are considered patent-able. The Client will have full patent property rights; The Consultant will have no patent property rights.

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                               X. CONFIDENTIALITY

The Consultant agrees to maintain professional standards with regard to confidentiality and shall not disclose to any person or business entity, except as required by law or, in its regular course of providing services hereunder, any information concerning The Client's business without prior written consent.

                               XI. MISCELLANEOUS

This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. No waiver, modification or alteration of any of the provisions hereof shall be binding unless in writing and signed by The Client and The Consultant. Neither party shall assign this Agreement of any of the rights or duties hereunder without the prior written consent of the other party. Any notice hereunder by either party shall be in writing sent to the other party at its address as shall be specified by such other party. In the event of any controversy arising out of or relating to this Agreement, it shall be settled by arbitration to be held in Atlanta, Georgia in accordance with rules then in practice by the American Arbitration Association.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed by The Client and The Consultant.

         THE CLIENT                                              THE CONSULTANT
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  Bioshield Technologies, Inc.                                    John T. Adams





/s/ Jacques Elfersy                               /s/ John T.Adams
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Jacques Elfersy/ Senior Vice Presient



Witnesses:                                       Witnessed:
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